Exhibit 99.1

Icahn Enterprises L.P. Roadshow Presentation January 2020

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2018 and in subsequent periodic reports . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2018 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2019 . A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures can be found in the back of this presentation .

Presenters ; Keith Cozza – President & Chief Executive Officer ; SungHwan Cho – Chief Financial Officer 3

Agenda ; Transaction Overview ; Company Overview ; Investment Highlights ; Financial Performance ; Appendix 4

Transaction Overview

Executive Summary ; Icahn Enterprises L.P. (“IEP” or the “Company”) is a diversified holding company, with global businesses in Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion – Total equity market capitalization of approximately $14.2 (1) billion as of January 21, 2020 ; The net proceeds of this offering of the Notes will be used for the redemption of the Company’s existing 5.875% Senior Unsecured Notes due 2022 (1) Based on closing stock price of $65.34 and approximately 218.0 million depositary and general partner equivalent units as of Jan uary 21, 2020. (2) On January 2, 2020, the trustee delivered an irrevocable notice of redemption to holders of the outstanding 5.875% Senior Not es due 2022. The redemption date will be February 1, 2020 and the redemption price will be equal to 100.00% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. 6 Sources and Uses of Funds Sources of Funds Uses of Funds ($ millions) New Add-On 4.750% Senior Unsecured Notes due 2024 $250 Redemption of the existing 5.875% Senior Unsecured Notes due 2022 (2) $1,390 Prepaid Interest on 2024 Notes 5 Estimated Fees & Expenses 1 Cash from Balance Sheet 1,136 Total Sources $1,391 Total Uses $1,391

Capitalization and Credit Statistics

Key Points

- Strong pro forma financial metrics(1):
  - Total consolidated liquidity of $8.7 billion
  - Indicative gross asset value to holding company net debt coverage of 3.1x
- Holding Company cash and cash equivalents value of $2.0 billion(1)
- Affiliates of Carl Icahn own 92.2% of IEP's outstanding depositary units valued at $12.9 billion(6) as of January 21, 2020

($ millions)	As of September 30, 2019 Actual	As of September 30, 2019 As Adjusted (1)
Liquid Assets:		
Holding Company Cash & Cash Equivalents	$2,453	$1,997
Holding Company Investment in Funds	4,273	5,273
Holding Company Liquid Assets	**$6,726**	**$7,270**
Subsidiaries Cash & Cash Equivalents	813	813
Total Liquid Assets	**$7,539**	**$8,083**
Holding Company Debt:		
5.875% Senior Unsecured Notes due 2022 (2)	1,345	-
6.250% Senior Unsecured Notes due 2022	1,212	1,212
6.750% Senior Unsecured Notes due 2024	498	498
4.750% Senior Unsecured Notes due 2024	498	804
New Add-On 4.750% Senior Unsecured Notes due 2024	-	250
6.375% Senior Unsecured Notes due 2025	748	748
6.250% Senior Unsecured Notes due 2026	1,250	1,250
5.250% Senior Unsecured Notes due 2027	-	1,004
Holding Company Debt	**$5,551**	**$5,766**
Subsidiary Debt (3)	1,898	1,898
Total Consolidated Debt (a)	**$7,449**	**$7,664**
Minority Interest (b)	5,515	5,515
Unitholders' Book Equity (c)	5,633	5,997
Total Book Capitalization (a) + (b) + (c)	**$18,597**	**$19,176**
Unitholders' Market Equity (4) (d)	13,591	13,960
Total Capitalization (a) + (b) + (d)	**$26,555**	**$27,139**
Supplemental Information:		
Indicative Gross Asset Value (excluding Holding Company Cash) (5)	$10,589	$11,589
Indicative Gross Asset Value / Holding Company Net Debt	3.4x	3.1x
Holding Company Liquid Assets / Holding Company Debt	1.2x	1.3x

(1) Gives effect to (i) the issuance of the Notes offered hereby, (ii) the issuance of $750 million aggregate principal amount of our 5.250% senior unsecured notes due 2027 on December 12, 2019, (iii) the issuance of $300 million aggregate principal amount of the existing senior 4.750% senior unsecured notes due 2024 and $250 million aggregate principal amount of the 5.250% senior unsecured notes due 2027 on January 9, 2020, (iv) the redemption in full of the outstanding $1,350 million aggregate principal amount of our 5.875% senior unsecured notes due 2022, (v) the Company's investment in the Investment Funds of $1,000 million on January 2, 2020 and (vi) the sale of the maximum aggregate offering amount of $400 million in sales proceeds pursuant to the open market sales program announced on May 2, 2019, whereby the Company may issue and sell the Company's depositary units. Sales made under the open market sales program, if any, will be made from time to time during the term of the program ending on March 31, 2021, at such prices and times as Icahn Enterprises may agree with the agent. Sales under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units will be sold by Icahn Enterprises.

(2) On January 2, 2020, the trustee delivered an irrevocable notice of redemption to holders of the outstanding 5.875% Senior Notes due 2022. The redemption date will be February 1, 2020 and the redemption price will be equal to 100.00% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

(3) Debt is non-recourse to Icahn Enterprises.

(4) Based on closing stock price of $64.20 and approximately 211.7 million depositary and general partner equivalent units outstanding as of September 30, 2019.

(5) Indicative gross asset value defined as market value of public subsidiaries, market value of the Holding Company interest in the Investment Funds and book value or market comparables of other assets.

(6) Based on closing stock price of $65.34 and approximately 197.0 million depositary units owned by affiliates of Carl Icahn as of January 21, 2020.

7

Summary of Terms Issuers Icahn Enterprises L.P. (“IEP” or the “Company”) and Icahn Enterprises Finance Corp. Issue $250 million of Add - On Senior Notes (the “Add On Notes” and together with the 4.750% Senior Unsecured Notes due 2024, the “Notes”) Term Same as existing 4.750% Notes due 2024 Optional Redemption Same as existing 4.750% Notes due 2024 Placement Type 144A and Regulation S Private Placement with Registration Rights Use of Proceeds Redemption of the existing 5.875% Senior Unsecured Notes due 2022 Guarantees The Add - On Notes will be unconditionally guaranteed on a senior unsecured basis by Icahn Enterprises Holdings L . P . Ranking The Add - On Notes will rank senior in right of payment to all existing and future subordinated indebtedness and equal in right of payment with all other existing and future senior unsecured indebtedness . The Notes will be effectively subordinated to all indebtedness and liabilities, including trade payables, of all subsidiaries other than Icahn Enterprises Holdings L . P . The Add - On Notes will be effectively subordinated to all of the Company’s and Icahn Enterprises Holdings L . P . ’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness Mandatory Redemption None Change of Control Offer 101% of aggregate principal amount of Notes repurchased plus accrued and unpaid interest Covenants Maintenance and Debt Incurrence covenants same as existing Senior Unsecured Notes Restricted Payments Same as existing 4.750% Notes due 2024 Sole Bookrunner Jefferies LLC 8

Company Overview

Overview of Icahn Enterprises 10 (1) Investment segment total assets represents total equity (equity attributable to IEP was $4.3 billion). (2) Excludes discontinued operations. (2) ▪ Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion ▪ IEP is majority owned and controlled by Carl Icahn – Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP – As of September 30, 2019 , Carl Icahn and his affiliates owned approximately 92.0% of IEP’s outstanding depositary units ▪ IEP benefits from cash flows from its subsidiaries: – CVR Energy: $3.20 per share annualized dividend – Recurring cash flows from our Real Estate segment ▪ IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis Summary Financial Data ($ millions) As of Sept . 30, 2019 Twelve Months Ended Sept . 30, 2019 Segment Assets Revenue Net Income (loss) Attrib. to IEP Adj. EBITDA Attrib. to IEP (2) Investment (1) $8,759 ($1,056) ($578) ($538) Energy 4,747 6,559 316 592 Automotive 3,550 2,891 (293) (105) Food Packaging 520 376 (13) 40 Metals 239 367 (16) 7 Real Estate 499 130 34 27 Home Fashion 223 179 (14) (3) Mining — 410 299 61 Holding Company 2,997 (683) (1,066) (758) Discontinued Operations — 79 1,345 — Total $21,534 $9,252 $14 ($677)

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
79%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
As of 9/30/2019, Icahn Enterprises had investments with a fair market value of approximately $4.3 billion in the Investment Funds
Icahn Capital LP
100%
100%
Icahn Automotive Group LLC
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
One of the largest independent metal recycling companies in the US
PSC Metals LLC
100%
71%
CVR Energy Inc. (NYSE: CVI)
Independent refiner and marketer of transportation fuels
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
34%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%

Note: Percentages denote equity ownership as of November 1, 2019. Excludes intermediary and pass through entities.

11

Deep Management Team Led by Carl Icahn 12 (2) ▪ Led by Carl Icahn – Substantial investing history provides IEP with unique network of relationships and access to Wall Street ▪ Team consists of approximately 20 professionals with diverse backgrounds – Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer, Icahn Enterprises L.P. 15 18 SungHwan Cho Chief Financial Officer, Icahn Enterprises L.P. 13 22 Courtney Mather Portfolio Manager, Icahn Capital 5 20 Nick Graziano Portfolio Manager, Icahn Capital 3 24 Brett Icahn Consultant, Icahn Enterprises L.P. 13 13 Jesse Lynn General Counsel, Icahn Enterprises L.P. 15 24 Andrew Langham General Counsel, Icahn Enterprises L.P. 14 20 Michael Nevin Managing Director, Icahn Enterprises L.P. 4 1 1 Jonathan Frates Managing Director, Icahn Enterprises L.P. 4 1 1

Investment Highlights

Investment Highlights ; Diversified Holdings ; History of Successfully Monetizing Investments ; Diversification Across Industries and Geographies Proves a Natural Hedge Against Cyclical and General Economic Swings ; Significant Asset Coverage ; Liquidity Serves as a Competitive Advantage 14 1 2 3 4 5

Diversified Holdings Asset Mix by Operating Segments for Icahn Enterprises (1)(2) : 41% 30% 21% 4% 2% 1% 1% ; The Company is well diversified across various industries and sectors Note: As of September 30, 2019. (1) Indicative gross asset value defined as market value of public subsidiaries, market value of the holding company in interest in the Investment Funds and book value or market comparables of other assets. (2) Excludes other Holding Company net assets. (3) Investment segment total assets represents total equity (equity attributable to IEP was $4.3 billion). (4) Energy includes CVR Energy. (5) Automotive includes Tenneco, Icahn Automotive Group and 767 Auto Leasing. (6) Metals includes PSC Metals LLC. (7) Food Packaging includes Viskase. (8) Home Fashion includes WestPoint Home. 15 1 Investment (3) Energy (4) Automotive (5) Real Estate Metals (6) Food Packaging (7) Home Fashion (8)

History of Successfully Monetizing Investments 16 ; Sold American Railcar Leasing, LLC (“ARL”) during 2017 for $3.4 billion including assumption of debt, resulting in cash proceeds to IEP of $1.8 billion. IEP acquired ARL in 2013 for total consideration of approximately $772 million ; August 2017 sale of Las Vegas property for $600 million. IEP originally acquired the Fontainebleau for $148 million in February 2010 ; October 2018 sale of Federal - Mogul for $800 million cash consideration and 29.5 million shares of Tenneco (NYSE: TEN) common stock (currently valued at $10.52 per share as of 1/21/20) ; October 2018 sale of Tropicana Entertainment for aggregate consideration of approximately $1.8 billion. IEP portion of cash consideration received was approximately $1.5 billion ; December 2018 sale of American Railcar Industries, Inc. (‘‘ARI’’) for $1.75 billion including assumption of debt, resulting in cash proceeds to IEP of $831 million ; August 2019 sale of Ferrous Resources for $550 million valuation. IEP share of proceeds was $463 million 2

3 Segment: Investment

Segment Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $4.3 billion as of September 30, 2019
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Highlights and Recent Developments

- On January 2, 2020, IEP invested $1,000 million in the Investment Funds
- Since inception in 2004 through September 30, 2019 the Investment Funds' cumulative return was approximately 101.0%, representing an annualized rate of return of approximately 4.8%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., eBay / PayPal, Xerox / Conduent)
  - Corporate governance changes (e.g., Newell, Caesars, DELL Technologies)
- As of September 30, 2019, the Investment Funds had a net short notional exposure of 16%

Significant Holdings[2]

As of September 30, 2019

Company	Market Value ($ millions)[3]	% Ownership[4]
CAESARS ENTERTAINMENT	$2,171	27.5%
HERBALIFE	$1,334	23.9%
CHENIERE	$1,235	7.6%
hp	$1,190	4.2%
OXY	$1,171	2.9%

Historical Segment Financial Summary

Investment Segment	FYE December 31,			LTM September 30,
($ millions)	2016	2017	2018	2019
Select Income Statement Data:				
Total revenues	$(1,223)	$297	$737	$(1,056)
Adj. EBITDA	(1,257)	284	725	(1,072)
Net (loss) income	(1,487)	118	679	(1,151)
Adj. EBITDA attrib. to IEP	$(528)	$138	$339	$(538)
Net (loss) income attrib. to IEP	(604)	80	319	(578)
Returns	**(20.3%)**	**2.1%**	**7.9%**	**(12.0%)**
Select Balance Sheet Data[1]:				
Equity attributable to IEP	$1,669	$3,052	$5,066	$4,283
Total equity	5,396	7,417	10,101	8,759

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Aggregate ownership held directly by the Investment Funds, as well as Carl Icahn and his affiliates. Based on most recent 13F holdings reports, 13D filings or other publicly available information.
(3) Based on closing share price as of specified date.
(4) Total economic exposure as a percentage of common shares issued and outstanding.

17

Segment: Energy 18 3 Highlights and Recent Developments ▪ In January 2019, CVR Energy purchased the remaining common units of CVR Refining not already owned by CVR Energy for $241 million, excluding the amount paid to us. As a result: – CVR Energy and its affiliates own 100% of CVR Refining’s outstanding common units ▪ CVR Energy's annualized dividend is $3.20 per unit ▪ Announced stock repurchase program for up to $300 million over the next 4 years Segment Description ▪ CVR Energy, Inc. (NYSE:CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE:UAN) – CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States – CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary Petroleum ▪ Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil – Approximately 222,000 bpcd of crude processing in Kansas and Oklahoma – Access to quality and price advantaged crude – 100% of crude purchased is WTI based – Complex refineries can process different types of crude oil to optimize profitability Fertilizer ▪ CVR Partners acquired an additional fertilizer plant in April 2016, giving it geographic and feed stock diversity – Large geographic footprint serving the Southern Plains and Corn Belt region Energy Segment FYE December 31, LTM September 30, ($ millions) 2016 2017 2018 2019 Select Income Statement Data: Net Sales $ 4,7 82 $ 5,988 $ 7,1 24 $6,559 Adjusted EBITDA 311 406 825 944 Net (loss) income (604) 275 379 44 1 Adjusted EBITDA attrib. to IEP $ 156 $ 216 $ 464 $ 5 92 Net (loss) income attrib. to IEP (327) 229 238 316 Select Balance Sheet Data (1) : Total Assets $5,013 $4,700 $4,831 $4,747 Equity attributable to IEP 1,034 1,098 1,274 1,342 (1) Balance Sheet data as of the end of each respective fiscal period.

Segment: Automotive 19 3 Segment Description ▪ Automotive segment operates through our wholly owned subsidiary Icahn Automotive Group LLC ("Icahn Automotive") ▪ Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers Historical Segment Financial Summary Highlights and Recent Developments ▪ In October 2018, IEP sold Federal - Mogul, which was previously reported in our Automotive segment. IEP is reporting Federal - Mogul's results in discontinued operations ▪ Icahn Automotive is in the process of implementing a multi - year transformation plan, which includes the integration and restructuring of the operations of its businesses. The transformation plan includes streamlining Icahn Automotive's corporate and field support teams; facility closures, consolidations and conversions; inventory optimization actions; and the re - focusing of its automotive parts business on certain core markets. Our Automotive segment's priorities include: – Positioning the service business to take advantage of opportunities in the do - it - for - me market and vehicle fleets; – Optimizing the commercial parts distribution business in certain high - volume core markets; – Exiting the automotive parts distribution business in certain low volume, non - core markets; – Improving inventory management across Icahn Automotive's parts and tire distribution network; and – Business process improvements, including investments in our supply chain and information technology capabilities. Automotive Segment FYE December 31, LTM September 30, ($ millions) 2016 (2) 2017 2018 2019 Select Income Statement Data: Net sales and other revenue $ 2,50 1 $ 2,72 3 $ 2,85 8 $ 2,8 91 Adjusted EBITDA 108 3 (48) (105) Net income (loss) 19 (51) (230) (2 93 ) Adjusted EBITDA attrib. to IEP $ 108 $ 3 $ (48) $ (105) Net income (loss) attrib. to IEP 19 (51) (230) (2 93 ) Select Balance Sheet Data (1) : Total Assets $2,573 $3,011 $3,024 $3,550 Equity attributable to IEP 1,319 1,727 1,747 1,842 (1) Balance Sheet data as of the end of each respective fiscal period. (2) Results include Pep Boys beginning February 3, 2016.

Segment: Food Packaging 20 3 Highlights and Recent Developments ▪ Future growth expected to be driven by changing diets of a growing middle class in emerging markets – Majority of revenues from emerging markets – Acquired a plastic casing manufacturer in Poland in December 2016 and a fibrous casing manufacturer in January 2017 ▪ Developed markets remain a steady source of income – Distribution channels to certain customers spanning more than 50 years ▪ Significant barriers to entry – Technically difficult chemical production process – Significant environmental and food safety regulatory requirements – Substantial capital cost Segment Description ▪ Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry ▪ Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) – Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary Food Packaging Segment FYE December 31, LTM September 30, ($ millions) 2016 2017 2018 2019 Select Income Statement Data: Net sales $ 3 29 $ 3 92 $ 3 95 $ 3 76 Adjusted EBITDA 55 62 54 5 1 Net income (loss) 8 (6) (15) (1 6 ) Adjusted EBITDA attrib. to IEP $ 40 $ 45 $ 43 $ 4 0 Net income (loss) attrib. to IEP 6 (5) (12) (1 3 ) Select Balance Sheet Data (1) : Total Assets $428 $487 $511 $520 Equity attributable to IEP 25 28 55 42 (1) Balance Sheet data as of the end of each respective fiscal period.

3 Segment: Metals

Segment Description

- PSC Metals LLC is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM September 30,
($ millions)	2016	2017	2018	2019
Select Income Statement Data:				
Net sales	$267	$409	$466	$367
Adjusted EBITDA	(15)	20	24	7
Net (loss) income	(20)	(44)	5	(16)
Adjusted EBITDA attrib. to IEP	$(15)	$20	$24	$7
Net (loss) income attrib. to IEP	(20)	(44)	5	(16)
Select Balance Sheet Data[(1)]:				
Total Assets	$193	$226	$233	$239
Equity attributable to IEP	155	182	177	164

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are approximately 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business
  - Investments in processing plants to increase metal recoveries

(1) Balance Sheet data as of the end of each respective fiscal period.

21

AREP Real Estate Holdings, LLC

3 Segment: Real Estate

Segment Description

- Consists of rental real estate, property development and club operations
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development is focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development
- Club operations focus on operating golf club and related activities

Historical Segment Financial Summary

Real Estate Segment	FYE December 31,			LTM September 30,
($ millions)	2016[2]	2017[2]	2018	2019
Select Income Statement Data:				
Net sales and other revenues from operations	$88	$87	$106	$130
Adjusted EBITDA	35	40	48	27
Net income	5	549	112	34
Adjusted EBITDA attrib. to IEP	$35	$40	$48	$27
Net income attrib. to IEP	5	549	112	34
Select Balance Sheet Data[1]:				
Total Assets	$731	$931	$508	$499
Equity attributable to IEP	684	846	465	457

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development & Club Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 201 and 1,093 units, respectively
- Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities
- Includes hotel, timeshare and casino resort property in Aruba and Plaza Hotel and Casino in Atlantic City, NJ, which ceased operations in 2014

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Excludes results from timeshare and casino resort property in Aruba.

22

Segment: Home Fashion 23 3 Highlights and Recent Developments ▪ One of the largest providers of home textile goods in the United States ▪ Transitioned majority of manufacturing to low cost plants overseas ▪ Streamlined merchandising, sales and customer service divisions ▪ Focus on core profitable customers and product lines – WPH has implemented a more customer - focused organizational structure with the intent of expanding key customer relationships and rebuilding the company’s sales backlog – Realizing success placing new brands with top retailers – Continued strength with institutional customers ▪ Consolidation opportunity in fragmented industry ▪ Acquired Vision Support Services ("VSS") in June, 2019. VSS produces bedding and bath products for hospitality and healthcare sectors with strong presence in Europe and Middle East. VSS sources from a global network of 50 manufacturers Segment Description ▪ WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products ▪ WPH owns many of the most well - known brands in home textiles including Martex , Grand Patrician, Luxor and Vellux ▪ WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Hanes Historical Segment Financial Summary Home Fashion Segment FYE December 31, LTM September 30, ($ millions) 2016 2017 2018 2019 Select Income Statement Data: Net sales $ 19 5 $ 183 $ 171 $179 Adjusted EBITDA (1) (9) — (3) Net loss (12) (20) (11) (1 4 ) Adjusted EBITDA attrib. to IEP $ (1) $ (9) — $ (3) Net loss attrib. to IEP (12) (20) (11) (1 4 ) Select Balance Sheet Data (1) : Total Assets $193 $183 $172 $223 Equity attributable to IEP 164 144 133 149 (1) Balance Sheet data as of the end of each respective fiscal period.

Significant Asset Coverage

($ millions)

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Investment Funds and book value or market comparables of other assets

($ millions)	As of 9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Market-valued Subsidiaries and Investments:					
Holding Company Interest in Investment Funds[1]	$3,003	$5,066	$4,772	$4,624	$4,283
CVR Energy[2]	2,864	2,455	2,933	3,559	3,135
CVR Refining - direct holding[2]	113	60	-	-	-
American Railcar Industries[2]	547	-	-	-	-
Tenneco Inc.[2]	-	806	652	327	369
Total market-valued subsidiaries and investments	**$6,527**	**$8,387**	**$8,357**	**$8,510**	**$7,787**
Other Subsidiaries:					
Tropicana[3]	$1,566	-	-	-	-
Viskase[4]	185	147	141	123	107
Federal-Mogul[5]	2,041	-	-	-	-
Real Estate Holdings[1]	915	465	444	452	457
PSC Metals[1]	179	177	174	170	164
WestPoint Home[1]	134	133	129	155	149
Ferrous Resources[6]	166	423	428	455	12
Icahn Automotive Group[1]	1,891	1,747	1,832	1,844	1,842
Total other subsidiaries	**$7,077**	**$3,092**	**$3,148**	**$3,199**	**$2,731**
Add: Other Holding Company net assets[7]	448	344	50	(33)	71
Indicative Gross Asset Value	**$14,052**	**$11,823**	**$11,555**	**$11,676**	**$10,589**
Add: Holding Company cash and cash equivalents[8]	$97	$1,834	$2,139	$3,337	$2,453
Less: Holding Company debt[8]	(5,505)	(5,505)	(5,505)	(6,755)	(5,551)
Indicative Net Asset Value	**$8,644**	**$8,152**	**$8,189**	**$8,258**	**$7,491**

Note: Indicative net asset value does not purport to reflect a valuation of Icahn Enterprises. The calculated indicative net asset value includes the book value for our Investment Segment, which includes the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of Icahn Enterprises. Investors may reasonably differ on what such elements are and their impact on Icahn Enterprises. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) September 30, 2018 value is pro-forma the announced sale of Tropicana.
(4) Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019.
(5) September 30, 2018 value is pro-forma the announced sale to Tenneco Inc.
(6) Represents equity attributable to us as of September 30, 2018. As of December 31, 2018, March 31, 2019 and June 30, 2019, represents the estimated proceeds based on the sale agreement signed during December 2018. As of September 30, 2019, represents post-closing adjustments of $12 million.
(7) Holding Company's balance as of each respective date. For March 31, 2019, the distribution payable was adjusted to $27 million, which represents the actual distribution paid subsequent to March 21, 2019.
(8) Holding Company's balance as of each respective date.

24

Liquidity Serves as a Competitive Advantage 25 ; Our operating subsidiaries and the Holding Company maintain ample liquidity to take advantage of attractive opportunities for th eir respective businesses – Recent successful realizations have generated significant proceeds and further bolstered liquidity 5 (1) Gives effect to (i) the issuance of the Notes offered hereby, (ii) the issuance of $750 million aggregate principal amount of ou r 5.250% senior unsecured notes due 2027 on December 12, 2019, (iii) the issuance of $300 million aggregate principal amount of the existing senior 4.750% senior unsecured notes due 2024 and $250 million aggregate principal amount of th e 5.250% senior unsecured notes due 2027 on January 9, 2020, (iv) the redemption in full of the outstanding $1,350 million aggregate principal amount of our 5.875% senior unsecured notes due 2022, (v) the Company’s investment in the Inv estment Funds of $1,000 million on January 2, 2020 and (vi) the sale of the maximum aggregate offering amount of $400 million in sales proceeds pursuant to the open market sales program announced on May 2, 2019, whereby the Comp any may issue and sell the Company’s depositary units. Sales made under the open market sales program, if any, will be made from time to time during the term of the program ending on March 31, 2021, at such prices and t ime s as Icahn Enterprises may agree with the agent. Sales under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units wil l b e sold by Icahn Enterprises. As previously disclosed, the trustee delivered an irrevocable notice of redemption to holders of our 5.875% senior unsecured notes due 2022 on the Company’s behalf on January 2, 2020. The redemption date for the 5.875% senior unsecured notes due 2022 will be February 1, 2020, and the redemption price will be equal to 100.00% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon, to, but not includi ng, the redemption date. ($ millions) Actual As Adjusted (1) Liquid Assets: Holding Company Cash and Cash Equivalents $2,453 $1,997 Holding Company Investment in Investment Funds 4,273 5,273 Subsidiaries Cash and Cash Equivalents 813 813 Total $7,539 $8,083 Subsidiary Revolver Availability: Energy $441 $441 Automotive 107 107 Food Packaging 7 7 Metals 36 36 Home Fashion 20 20 Total $611 $611 Total Liquidity $8,150 $8,694 As of September 30, 2019

Financial Performance

Financial Performance 27 Net (loss) Income Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises ($1,128) $2,430 $1,507 $14 2016 2017 2018 LTM 9/30/2019 $61 $642 $561 ($677) 2016 2017 2018 LTM 9/30/2019 FYE December 31, LTM September 30, ($ m illions ) 2016 2017 2018 2019 Investment ($528) $138 $339 ($538) Energy 156 216 464 592 Automotive 108 3 (48) (105) Food Packaging 40 45 43 40 Metals (15) 20 24 7 Real Estate 35 40 48 27 Home Fashion (1) (9) — (3) Mining 1 17 16 61 Railcar 266 136 (2) — Holding Company (1) 36 (323) (758) Adjusted EBITDA: $61 $642 $561 ($677) FYE December 31, LTM September 30, ($ m illions ) 2016 2017 2018 2019 Investment ($604) $80 $319 ($578) Energy (327) 229 238 316 Automotive 19 (51) (230) (293) Food Packaging 6 (5) (12) (13) Metals (20) (44) 5 (16) Real Estate 5 549 112 34 Home Fashion (12) (20) (11) (14) Mining (19) 9 3 299 Railcar 112 1,171 1 — Holding Company (287) 355 (638) (1,066) Discontinued Operations (1) 157 1,720 1,345 Net (loss) income: ($1,128) $2,430 $1,507 $14

Balance Sheet

	As of September 30, 2019								
($ millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Holding Company	Consolidated
Assets									
Cash and cash equivalents	$9	$692	$48	$18	$3	$40	$3	$2,453	$3,266
Cash held at consolidated affiliated partnerships and restricted cash	600	—	—	1	1	2	—	9	613
Investments	8,718	82	117	—	—	15	—	505	9,437
Accounts receivable, net	—	181	158	84	41	4	32	—	500
Inventories, net	—	388	1,210	103	38	—	78	—	1,817
Property, plant and equipment, net	—	2,919	936	160	122	387	68	—	4,592
Goodwill and intangible assets, net	—	263	385	30	13	18	21	—	730
Other assets	1,155	222	696	124	21	33	21	30	2,302
Total assets	**$10,482**	**$4,747**	**$3,550**	**$520**	**$239**	**$499**	**$223**	**$2,997**	**$23,257**
Liabilities and Equity									
Accounts payable, accrued expenses and other liabilities	$1,500	$1,185	$1,305	$195	$65	$40	$55	$92	$4,437
Securities sold, not yet purchased, at fair value	223	—	—	—	—	—	—	—	223
Debt	—	1,195	403	269	10	2	19	5,551	7,449
Total liabilities	**$1,723**	**$2,380**	**$1,708**	**$464**	**$75**	**$42**	**$74**	**$5,643**	**$12,109**
Equity attributable to Icahn Enterprises	$4,283	$1,342	$1,842	$42	$164	$457	$149	($2,646)	$5,633
Equity attributable to non-controlling interests	4,476	1,025	—	14	—	—	—	—	5,515
Total equity	**$8,759**	**$2,367**	**$1,842**	**$56**	**$164**	**$457**	**$149**	**($2,646)**	**$11,148**
Total liabilities and equity	**$10,482**	**$4,747**	**$3,550**	**$520**	**$239**	**$499**	**$223**	**$2,997**	**$23,257**

28

Appendix 29

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and now has now has diversified portfolio to seven operating segments and approximately $23.3 billion of total assets as of September 30, 2019
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value for continued operations and/or facilitate a profitable exit strategy
  - In 2017, IEP sold American Railcar Leasing for $3.4 billion, resulting in a pre-tax gain of $1.7 billion
  - In 2018, IEP sold Federal-Mogul for $5.1 billion, resulting in a pre-tax gain of $251 million, Tropicana for $1.5 billion, resulting in a pre-tax gain of $779 million and ARI for $1.75 billion, resulting in a pre-tax gain of $400 million
  - In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness), resulting in a pre-tax gain of $252 million
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2008
- Mkt. Cap: $1.9bn
- Total Assets: $18.8bn

Current(1)
- Mkt. Cap: $14.2bn
- Total Assets: $23.3bn

Year: 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering

American Railcar Leasing
10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

IEH Auto Parts Holding
6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

Ferrous Resources
6/8/15: IEP acquired a controlling interest in Ferrous Resources

Pep Boys
2/4/16: IEP acquired Pep Boys

American Railcar Leasing
2017: Sale of ARL for $3.4 billion

American Railcar Industries
12/5/18: Sold American Railcar Industries for $1.75 billion

Federal-Mogul & Tropicana
10/1/18: Sold Federal-Mogul for $5.1 billion and Tropicana for $1.5 billion

Ferrous Resources
8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $463 million

(1) Based on closing stock price of $65.34 and approximately 218.0 million depositary and general partner equivalent units as of January 21, 2020.

30

EBITDA Reconciliation 31

Non - GAAP Financial Measures 32 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, gains / losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . We present EBITDA and Adjusted EBITDA a consolidated basis and attributable to Icahn Enterprises net of the effect of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, certain gains/losses on disposition of assets, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adj. EBITDA Reconciliation by Segment – Twelve Months Ended September 30, 2019 33 ($ m illions ) Investment Energy Automotive Food Packaging Metals Real Estate Home Fashion Mining Railcar Holding Company Consolidated Adjusted EBITDA Net income (loss) ($1,151) $441 ($293) ($16) ($16) $34 ($14) $310 $ — ($1,066) ($1,771) Interest expense, net 79 100 19 16 1 (1) 2 4 — 299 519 Income tax expense (benefit) — 102 (50) (2) 1 (2) — 1 — 11 61 Depreciation, depletion and amortization — 291 93 26 19 17 7 — — — 453 EBITDA before non - controlling interests ($1,072) $934 ($231) $24 $5 $48 ($5) $315 $ — ($756) ($738) Impairment of assets — — 87 1 1 — 1 — — — 90 Restructuring costs — — 4 8 3 — — — — — 15 Non - service cost of U.S. based pension — — — — — — — — — — — Major scheduled turnaround expense — 10 — — — — — — — — 10 (Gain) loss on disposition of assets, net — — 3 — (1) (22) — (251) — — (271) Tax settlements — — — — — — — — — — — Other — — 32 18 (1) 1 1 14 — (2) 63 Adj. EBITDA before non - controlling interests ($1,072) $944 ($105) $51 $7 $27 ($3) $78 $ — ($758) ($831) Adjusted EBITDA attributable to IEP Net income (loss) ($578) $316 ($293) ($13) ($16) $34 ($14) $299 $ — ($1,066) ($1,331) Interest expense, net 40 41 19 12 1 (1) 2 1 — 299 414 Income tax expense (benefit) — 76 (50) (1) 1 (2) — 1 — 11 36 Depreciation, depletion and amortization — 154 93 21 19 17 7 — — — 311 EBITDA attributable to IEP ($538) $587 ($231) $19 $5 $48 ($5) $301 $ — ($756) ($570) Impairment of assets — — 87 1 1 — 1 — — — 90 Restructuring costs — — 4 6 3 — — — — — 13 Non - service cost of U.S. based pension — — — — — — — — — — — Major scheduled turnaround expense — 5 — — — — — — — — 5 (Gain) loss on disposition of assets, net — — 3 — (1) (22) — (251) — — (271) Tax settlements — — — — — — — — — — — Other — — 32 14 (1) 1 1 11 — (2) 56 Adjusted EBITDA attributable to IEP ($538) $592 ($105) $40 $7 $27 ($3) $61 $ — ($758) ($677)

Adj. EBITDA Reconciliation by Segment – *Fiscal Year Ended December 31, 2018*

($ millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	$679	$379	($230)	($15)	$5	$112	($11)	$1	$1	($639)	$282
Interest expense, net	46	102	16	15	—	1	1	2	—	328	511
Income tax expense (benefit)	—	56	(52)	(4)	1	5	—	2	2	(14)	(4)
Depreciation, depletion and amortization	—	278	92	26	18	19	8	6	—	—	447
EBITDA before non-controlling interests	**$725**	**$815**	**($174)**	**$22**	**$24**	**$137**	**($2)**	**$11**	**$3**	**($325)**	**$1,236**
Impairment of assets	—	—	90	—	1	—	1	—	—	—	92
Restructuring costs	—	—	5	9	—	—	2	—	—	—	16
Non-service cost of U.S. based pension	—	—	—	6	—	—	—	—	—	—	6
Major scheduled turnaround expense	—	10	—	—	—	—	—	—	—	—	10
(Gain) loss on disposition of assets, net	—	—	1	—	—	(89)	—	3	(5)	—	(90)
Tax settlements	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	30	17	(1)	—	(1)	6	—	2	53
Adj. EBITDA before non-controlling interests	**$725**	**$825**	**($48)**	**$54**	**$24**	**$48**	**$—**	**$20**	**($2)**	**($323)**	**$1,323**
Adjusted EBITDA attributable to IEP											
Net income (loss)	$319	$238	($230)	($12)	$5	$112	($11)	$3	$1	($638)	($213)
Interest expense, net	20	40	16	11	—	1	1	2	—	328	419
Income tax expense (benefit)	—	46	(52)	(3)	1	5	—	2	2	(15)	(14)
Depreciation, depletion and amortization	—	135	92	22	18	19	8	3	—	—	297
EBITDA attributable to IEP	**$339**	**$459**	**($174)**	**$18**	**$24**	**$137**	**($2)**	**$10**	**$3**	**($325)**	**$489**
Impairment of assets	—	—	90	—	1	—	1	—	—	—	92
Restructuring costs	—	—	5	7	—	—	2	—	—	—	14
Non-service cost of U.S. based pension	—	—	—	4	—	—	—	—	—	—	4
Major scheduled turnaround expense	—	5	—	—	—	—	—	—	—	—	5
(Gain) loss on disposition of assets, net	—	—	1	—	—	(89)	—	2	(5)	—	(91)
Tax settlements	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	30	14	(1)	—	(1)	4	—	2	48
Adjusted EBITDA attributable to IEP	**$339**	**$464**	**($48)**	**$43**	**$24**	**$48**	**$—**	**$16**	**($2)**	**($323)**	**$561**

34

Adj. EBITDA Reconciliation by Segment – *Fiscal Year Ended December 31, 2017*

($ millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	$118	$275	($51)	($6)	($44)	$549	($20)	$10	$1,171	$355	$2,357
Interest expense, net	166	109	13	13	—	2	—	5	23	319	650
Income tax expense (benefit)	—	(338)	(146)	21	43	—	—	3	531	(643)	(529)
Depreciation, depletion and amortization	—	278	111	25	20	20	8	5	7	—	474
EBITDA before non-controlling interests	**$284**	**$324**	**($73)**	**$53**	**$19**	**$571**	**($12)**	**$23**	**$1,732**	**$31**	**$2,952**
Impairment of assets	—	—	15	1	—	2	1	—	68	—	87
Restructuring costs	—	—	—	2	1	—	1	—	—	—	4
Non-service cost of U.S. based pension	—	—	—	4	—	—	—	—	—	—	4
Major scheduled turnaround expense	—	83	—	—	—	—	—	—	—	—	83
(Gain) loss on disposition of assets, net	—	—	(5)	—	—	(496)	—	—	(1,664)	(1)	(2,166)
Tax settlements	—	—	—	—	—	(38)	—	—	—	—	(38)
Other	—	(1)	66	2	—	1	1	(1)	—	6	74
Adj. EBITDA before non-controlling interests	**$284**	**$406**	**$3**	**$62**	**$20**	**$40**	**($9)**	**$22**	**$136**	**$36**	**$1,000**
Adjusted EBITDA attributable to IEP											
Net income (loss)	$80	$229	($51)	($5)	($44)	$549	($20)	$9	$1,171	$355	$2,273
Interest expense, net	58	44	13	9	—	2	—	4	23	319	472
Income tax expense (benefit)	—	(238)	(146)	16	43	—	—	2	531	(643)	(435)
Depreciation, depletion and amortization	—	133	111	18	20	20	8	2	7	—	319
EBITDA attributable to IEP	**$138**	**$168**	**($73)**	**$38**	**$19**	**$571**	**($12)**	**$17**	**$1,732**	**$31**	**$2,629**
Impairment of assets	—	—	15	1	—	2	1	—	68	—	87
Restructuring costs	—	—	—	1	1	—	1	—	—	—	3
Non-service cost of U.S. based pension	—	—	—	3	—	—	—	—	—	—	3
Major scheduled turnaround expense	—	49	—	—	—	—	—	—	—	—	49
(Gain) loss on disposition of assets, net	—	—	(5)	—	—	(496)	—	—	(1,664)	(1)	(2,166)
Tax settlements	—	—	—	—	—	(38)	—	—	—	—	(38)
Other	—	(1)	66	2	—	1	1	—	—	6	75
Adjusted EBITDA attributable to IEP	**$138**	**$216**	**$3**	**$45**	**$20**	**$40**	**($9)**	**$17**	**$136**	**$36**	**$642**

35

Adj. EBITDA Reconciliation by Segment – *Fiscal Year Ended December 31, 2016*

($ millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,487)	($604)	$19	$8	($20)	$5	($12)	($24)	$117	($287)	($2,285)
Interest expense, net	230	82	7	12	—	2	—	5	62	288	688
Income tax expense (benefit)	—	(45)	(32)	8	(16)	—	—	2	—	(5)	(88)
Depreciation, depletion and amortization	—	258	98	20	22	22	8	6	92	—	526
EBITDA before non-controlling interests	**($1,257)**	**($309)**	**$92**	**$48**	**($14)**	**$29**	**($4)**	**($11)**	**$271**	**($4)**	**($1,159)**
Impairment of assets	—	574	1	—	1	5	2	—	—	3	586
Restructuring costs	—	—	—	3	2	—	—	—	—	—	5
Non-service cost of U.S. based pension	—	—	—	5	—	—	—	—	—	—	5
Major scheduled turnaround expense	—	38	—	—	—	—	—	—	—	—	38
(Gain) loss on disposition of assets, net	—	—	(1)	—	(1)	(1)	—	—	—	—	(3)
Tax settlements	—	—	—	—	—	—	—	—	—	—	—
Other	—	8	16	(1)	(3)	2	1	13	—	—	36
Adj. EBITDA before non-controlling interests	**($1,257)**	**$311**	**$108**	**$55**	**($15)**	**$35**	**($1)**	**$2**	**$271**	**($1)**	**($492)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($604)	($327)	$19	$6	($20)	$5	($12)	($19)	$112	($287)	($1,127)
Interest expense, net	76	31	7	9	—	2	—	4	62	288	479
Income tax expense (benefit)	—	(32)	(32)	6	(16)	—	—	2	—	(5)	(77)
Depreciation, depletion and amortization	—	127	98	14	22	22	8	4	92	—	387
EBITDA attributable to IEP	**($528)**	**($201)**	**$92**	**$35**	**($14)**	**$29**	**($4)**	**($9)**	**$266**	**($4)**	**($338)**
Impairment of assets	—	334	1	—	1	5	2	—	—	3	346
Restructuring costs	—	—	—	2	2	1	—	—	—	—	5
Non-service cost of U.S. based pension	—	—	—	4	—	—	—	—	—	—	4
Major scheduled turnaround expense	—	20	—	—	—	—	—	—	—	—	20
(Gain) loss on disposition of assets, net	—	—	(1)	—	(1)	(1)	—	—	—	—	(3)
Tax settlements	—	—	—	—	—	—	—	—	—	—	—
Other	—	3	16	(1)	(3)	1	1	10	—	—	27
Adjusted EBITDA attributable to IEP	**($528)**	**$156**	**$108**	**$40**	**($15)**	**$35**	**($1)**	**$1**	**$266**	**($1)**	**$61**

36